UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

THERMA-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26911 (Commission File Number)	94-3000561 (IRS Employer Identification No.)

1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices, including Zip Code)

(510) 668-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)     On April 15, 2005, Therma-Wave, Inc. announced the appointment of Joseph J. Passarello as the company’s Vice President of Finance. Mr. Passarello shall also be appointed the company’s Chief Financial Officer, effective as of the date on which L. Ray Christie, the company’s current Senior Vice President, Chief Financial Officer and Secretary, retires. The company anticipates that Mr. Christie’s retirement will occur in June 2005. In connection with the appointment of Mr. Passarello, the company issued a press release on April 15, 2005, a copy of which is filed with this report as Exhibit 99.1.

The material terms and conditions of Mr. Passarello’s employment with the company, including without limitation his duties as Vice President of Finance, obligations, at-will employment, base salary, target bonus, long-term performance cash and stock option incentives, car allowance, termination and severance, are set forth in the Summary of Final Terms for Passarello Compensation, which is filed with this report as Exhibit 99.2. The company expects to enter into an employment agreement with Mr. Passarello in connection with his appointment.

Mr. Passarello, age 43, was Vice President and Corporate Controller at JDS Uniphase Corporation, a publicly traded corporation which designs and manufactures products for fiber optic communications, from April 2002 through April 2005. From May 2001 to March 2002, Mr. Passarello served as Vice President of Finance for the U.S. operations of ASML Holding N.V., a manufacturer of semiconductor processing capital equipment based in The Netherlands. Prior to his tenure at ASML, Mr. Passarello served as Vice President and Treasurer of Silicon Valley Group, Inc., a publicly traded company engaged in the manufacturing of semiconductor processing equipment used in the fabrication of integrated circuits, from April 1999 to May 2001. Mr. Passarello earned a master’s degree in business administration from the Leavey School of Business at Santa Clara University and a bachelor of science degree in accounting from St. Mary’s College of California.

ITEM 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit
No.	Description
99.1	Press Release dated April 15, 2005 titled “Therma-Wave Appoints Joseph J. Passarello as Vice President of Finance”
99.2	Summary of Final Terms for Passarello Compensation

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the transition of the role of the company’s chief financial officer, the timing of the retirement of the company’s current chief financial officer and the execution of an employment agreement with Mr. Passarello. Factors that could cause actual results to differ materially from the forward-

looking statements include possible disruptions to the company’s business from the transition of the role of chief financial officer, and general political, economic and stock market conditions and events, both domestically and internationally. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the “Risk Factors” section filed as Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended March 28, 2004, all quarterly reports on Form 10-Q for the following fiscal quarters, all subsequent current reports on Form 8-K and all of our prior press releases. All forward-looking statements in this current report on Form 8-K are based on information available to us as of the date hereof, and we assume no duty to update these forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMA-WAVE, INC.
/s/ L. Ray Christie
Date: April 15, 2005	Name:	L. Ray Christie
	Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated April 15, 2005 titled “Therma-Wave Appoints Joseph J. Passarello as Vice President of Finance”
99.2	Summary of Final Terms for Passarello Compensation